Calculation of Filing Fee Tables
S-8
Scholar Rock Holding Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2018 Stock Option and Incentive Plan Common Stock, $0.001 par value per share	Other	4,338,454	$ 47.13	$ 204,471,337.02	0.0001381	$ 28,237.49
2	Equity	2018 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	457(a)	353,614	$ 40.06	$ 14,165,776.84	0.0001381	$ 1,956.29
3	Equity	2022 Inducement Equity Plan Common Stock, $0.001 par value per share	Other	1,500,000	$ 47.13	$ 70,695,000.00	0.0001381	$ 9,762.98
Total Offering Amounts:						$ 289,332,113.86		$ 39,956.76
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 39,956.76
Offering Note
[1]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (b) Represents shares of common stock that were automatically added to the shares authorized for issuance under the 2018 Stock Option and Incentive Plan (the "2018 Plan") on January 1, 2026 pursuant to an "evergreen" provision contained in the 2018 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2018 Plan automatically increases on January 1st of each year, beginning with January 1, 2019, by four percent (4%) of the number of shares of the common stock issued and outstanding as of the immediately preceding December 31st or such lesser number of shares as approved by the Registrant's board of directors or the Registrant's compensation committee on or before the immediately preceding December 31st. (c) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $47.13 per share, which is the average of the high and low prices of common stock on February 24, 2026, as reported on the Nasdaq Global Select Market.

[2]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (b) Represents shares of common stock that were automatically added to the shares authorized for issuance under the 2018 Employee Stock Purchase Plan (the "2018 ESPP") on January 1, 2026 pursuant to an "evergreen" provision contained in the 2018 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2018 ESPP automatically increases on January 1st of each year, beginning with January 1, 2019 and ending on January 1, 2028, by the lesser of (i) 353,614 shares of common stock, (ii) one percent (1%) of the number of shares of common stock issued and outstanding as of the immediately preceding December 31st or (iii) such lesser number of shares of common stock as approved by the administrator of the 2018 ESPP, which is a person or persons appointed by the Registrant's board of directors. (c) Estimated in accordance with Rule 457(a) solely for the purpose of calculating the registration fee on the basis of eighty-five percent (85%) of $47.13 per share ($40.06 per share), which is the average of the high and low prices of common stock on February 24, 2026, as reported on the Nasdaq Global Select Market. Pursuant to the 2018 ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be at least eighty-five (85%) of the lower of the fair market value of a share of common stock on the first day of trading of the offering period or on the exercise date.

[3]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (b) Represents shares of common stock initially reserved for issuance pursuant to future awards under the Company's 2022 Inducement Equity Plan, as amended, consisting of 1,500,000 new shares. (c) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $47.13 per share, which is the average of the high and low prices of common stock on February 24, 2026, as reported on the Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A